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                                                                    Exhibit 99.5


                             STOCKHOLDERS' AGREEMENT

                                  By and Among

                           Golden Sky Holdings, Inc.,

                                       and

                                  The Investors
                         as defined herein and set forth
                          on the signature pages hereto


                          Dated as of November 24, 1997






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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I  DEFINITIONS.........................................................3
  Section 1.1. Construction of Tems............................................3
  Section 1.2. Terms Not Defined...............................................3
  Section 1.3. Number of Shares of Stock.......................................3
  Section 1.4. Defined Terms...................................................3

ARTICLE II  REPRESENTATIONS AND WARRANTIES.....................................4
  Section 2.1. Representations and Warranties of the Investors.................5
  Section 2.2. Representations and Warranties of the Company...................5

ARTICLE III  RESTRICTIONS ON TRANSFER; RIGHT OF FIRST OFFER; CO-SALE AND
             DRAG-ALONG PROVISIONS.............................................5
  Section 3.1. Restrictions on Transfer........................................5
  Section 3.2. Right of First Offer............................................7
  Section 3.3. Co-Sale Option..................................................9
  Section 3.4. Drag-Along Obligations.........................................11
  Section 3.5. Prohibited Transfers...........................................12

ARTICLE IV  REGISTRATION RIGHTS...............................................13
  Section 4.1. Piggyback Registration Rights..................................13
  Section 4.2. Demand Registration Rights.....................................14
  Section 4.3. Form S-3.......................................................15
  Section 4.4. Further Obligations of the Company.............................16
  Section 4.5. Information about Holders......................................17
  Section 4.6. Indemnification; Contribution..................................17
  Section 4.7. Rule 144 Requirements..........................................20
  Section 4.8. Market Stand-Off...............................................20
  Section 4.9. Transfer of Registration Rights................................20

ARTICLE V  ELECTION OF DIRECTORS OF THE COMPANY...............................21
  Section 5.1. Voting of Shares for Election of Directors of the Company......21
  Section 5.2. Committees of the Board........................................21
  Section 5.3. Vacancies......................................................22
  Section 5.4. Removal........................................................22
  Section 5.5. No Waiver......................................................22
  Section 5.6. Assignment.....................................................22
  Section 5.7. Board of Directors of Subsidiary...............................23
  Section 5.8. Observer Rights................................................23
  Section 5.9. Term...........................................................23

ARTICLE VI  MISCELLANEOUS PROVISIONS..........................................23

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                                                                            Page

  Section 6.1. Survival of Representations and Covenants......................23
  Section 6.2. Legend on Securities...........................................23
  Section 6.3. Amendment and Waiver...........................................24
  Section 6.4. Notices........................................................24
  Section 6.5. Headings.......................................................29
  Section 6.6. Counterparts...................................................29
  Section 6.7. Remedies; Severability.........................................29
  Section 6.8. Entire Agreement...............................................29
  Section 6.9. Adjustments....................................................30
  Section 6.10. Law Governing.................................................30
  Section 6.11. Successors and Assigns........................................30


Exhibit A - Form of Joinder Agreement
Schedule 1.4 - Amended and Restated Certificate of Incorporation




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                            GOLDEN SKY HOLDINGS, INC.

                             STOCKHOLDERS' AGREEMENT


          This Stockholders' Agreement is made as of this 24th day of November, 1997 by and among Golden Sky Holdings, Inc., a Delaware corporation (the "Company"), the investment funds identified on the signature pages hereto as the Alta Series A Investors (the "Alta Series A Investors"), the investment funds identified on the signature pages hereto as the Spectrum Investors (the "Spectrum Investors"), the investment fund identified on the signature pages hereto as the BancBoston Series A Investor (the "BancBoston Series A Investor"), the entity identified on the signature pages hereto as the Millennial Series A Investor (the "Millennial Series A Investor"), the entity identified on the signature pages hereto as the Builder Series A Investor (the "Builder Series A Investor"), the investment fund identified on the signature pages hereto as the Norwest Investor (the "Norwest Investor"), the investment fund identified on the signature pages hereto as the HarbourVest Investor (the "HarbourVest Investor"), the investment funds identified on the signature pages hereto as the Alta Series B Investors (the "Alta Series B Investors"), the investment funds identified on the signature pages hereto as the Lion/Westpool Investors (the "Lion/Westpool Investors"), the investment fund identified on the signature pages hereto as the BancBoston Series B Investor (the "BancBoston Series B Investor"), the investment fund identified on the signature pages hereto as the General Electric Investor (the "General Electric Investor"), the investment fund identified on the signature pages hereto as the Millennial Series B Investor (the "Millennial Series B Investor"), the investor identified on the signature pages hereto as the Builder Series B Investor (the "Builder Series B Investor"), the investors identified on the signature pages hereto as the Founding Investors (the "Founding Investors"), and the other stockholders identified on the signature pages hereto and any other stockholder or optionholder who from time to time becomes party to this Agreement by execution of a Joinder Agreement in substantially the form attached hereto as Exhibit A (together, the "Other Stockholders"). The Alta Series A Investors, the Spectrum Investors, the BancBoston Series A Investor, the Millennial Series A Investor and the Builder Series A Investor are herein referred to collectively as the "Series A Outside Investors". The Norwest Investor, the HarbourVest Investor, the Alta Series B Investors, the Lion/Westpool Investors, the BancBoston Series B Investor, the General Electric Investor, the Millennial Series B Investor and the Builder Series B Investor are herein referred to collectively as the "Series B Outside Investors". The Series A Outside Investors and the Series B Outside Investors are herein referred to collectively, where no distinction is required, as the "Outside Investors" and individually as an "Outside Investor." The Outside Investors and the Founding Investors are herein referred to collectively, where no distinction is required, as the "Investors" and individually as an "Investor" and the Founding Investors and the Other Stockholders are herein referred to collectively, where no distinction is required, as the "Stockholders" and individually as a "Stockholder."


                               W I T N E S S E T H

          WHEREAS, reference is made to the Stock Purchase Agreement, dated as of February 12, 1997, by and among, inter alia, the Company's wholly owned subsidiary, Golden Sky Systems, Inc. ("GSS") and the Series A Outside Investors (the "Series A Stock Purchase Agreement"), pursuant to which the Series A Outside Investors and the Founding Investors purchased (i) 406,000 shares of Series A Convertible Participating Preferred Stock, par value $.01 per share, of GSS, which was by merger converted and exchanged into a like security of the

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Company (the "Series A Convertible Preferred Stock"), which is convertible into shares of the Company's authorized but unissued Series A Redeemable Preferred Stock, par value $.01 per share (the "Series A Redeemable Preferred Stock"), and shares of the Company's authorized but unissued Common Stock, par value $.01 per share (the "Common Stock"), and (ii) 100 shares of the common stock of GSS, which was by merger converted and exchanged into Common Stock; and

          WHEREAS, reference is made to the Stock Purchase Agreement, dated as of the date hereof, by and among, inter alia, the Company and the Investors (the "Stock Purchase Agreement"), pursuant to which (i) the Series A Outside Investors, subject to certain exceptions, terminated the Series A Stock Purchase Agreement, and (ii) the Series B Outside Investors purchased 178,075 shares of Series B Convertible Participating Preferred Stock, par value $.01 per share, of the Company (the "Series B Convertible Preferred Stock" and, together with the Series A Convertible Preferred Stock where no distinction is required, the "Convertible Preferred Stock"), which is convertible into shares of the Company's authorized but unissued Series B Redeemable Preferred Stock, par value $.01 per share (the "Series B Redeemable Preferred Stock" and, together with the Series A Redeemable Preferred Stock where no distinction is required, the "Redeemable Preferred Stock"), and certain Series B Outside Investors simultaneously converted the principal and accrued interest on certain convertible promissory notes of the Company in the aggregate principal amount of $10,000,000 (the "Series B Convertible Notes") into 50,367 shares of Series B Convertible Preferred Stock; and

          WHEREAS, the Company has from time to time issued other shares of its capital stock; and

          WHEREAS, GSS, the Series A Outside Investors and the Founding Investors entered into a Stockholders' Agreement dated as of February 12, 1997 (the "Series A Stockholders' Agreement") relating to transfer, voting and other matters arising from the ownership of preferred stock and common stock of GSS; and

          WHEREAS, pursuant to a letter agreement dated September 9, 1997, GSS assigned, and the Company assumed, all of GSS' rights and obligations under the Series A Stockholders' Agreement; and

          WHEREAS, the effectiveness of this Agreement is a condition to the consummation of the Stock Purchase Agreement; and

          WHEREAS, the parties hereto desire to agree upon the terms upon which their investment in the capital stock of the Company will be held, transferred and voted.

          NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:
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ARTICLE I  DEFINITIONS

          Section 1.1 Construction of Terms. As used herein, the masculine, feminine or neuter gender, and the singular or plural number, shall be deemed to be or to include the other genders or number, as the case may be, whenever the context so indicates or requires.

          Section 1.2. Terms Not Defined. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Stock Purchase Agreement.

          Section 1.3. Number of Shares of Stock. Whenever any provision of this Agreement calls for any calculation based on a number of Shares held by a Stockholder or Outside Investor, the number of Shares deemed to be held by that Stockholder or Outside Investor shall be the total number of Shares of Common Stock then owned by the Stockholder or Outside Investor, plus the total number of Shares of Common Stock issuable upon conversion of any Convertible Preferred Stock or other convertible securities or exercise of any options, warrants or subscription rights then owned by the Stockholder or Outside Investor.

          Section 1.4. Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

          An "Affiliate" of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

          "Commission" means the Securities and Exchange Commission.

          "Common Stock" means the Common Stock, par value $.01 per share, of the Company, and any other common equity securities now or hereafter issued by the Company (but not including the Preferred Stock), and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

          "Independent Third Party" means any Person who, together with its Affiliates, immediately prior to the contemplated transaction, does not own in excess of 10% of the Company's Common Stock on a fully-diluted basis, who is not controlling, controlled by or under common control with any such 10% owner of the Company's Common Stock and who is not the spouse or descendent (by birth or adoption) of any such 10% owner of the Company's Common Stock.

          "Person" means an individual, a corporation, an association, a partnership, an estate, a trust, and any other entity or organization,

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governmental or otherwise.

          "Preferred Stock" means the Convertible Preferred Stock and the Redeemable Preferred Stock, each issued or to be issued in accordance with and subject to the terms of the Amended and Restated Certificate of Incorporation of the Company substantially in the form attached hereto as Schedule 1.4 (the "Charter"), together with any other shares issued or issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or in replacement or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization) and the "Series A Preferred Stock" and the "Series B Preferred Stock," respectively, shall have a corresponding meaning.

          "Qualified Public Offering" means the first underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of Common Stock to the public in which the proceeds received by the Company, net of underwriting discounts and commissions, equal or exceed $35 million and the shares are offered to the public at a price per share of no less than (i) $300.00 in the case of holders of Series A Preferred Stock and (ii) $600.00 in the case of holders of Series B Preferred Stock (such dollar amounts as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock distribution, stock dividend or similar event).

          "Sale of the Company" means the sale of the Company to an Independent Third Party or affiliated group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power to elect a majority of the Board (whether by merger, consolidation or sale or transfer of the Company's capital stock); or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

          "Shares" means the shares of Common Stock, Preferred Stock and any other equity securities now or hereafter issued by the Company, together with any options or warrants thereon and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

          "Transfer" means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security or of any rights (including, without limitation, any economic interest therein, whether by means of a participation, swap transaction or otherwise). "Transferred" means the accomplishment of a Transfer, and "Transferee" means the recipient of a Transfer.

ARTICLE II  REPRESENTATIONS AND WARRANTIES

          Section 2.1. Representations and Warranties of the Investors. Each of the Investors, individually and not jointly, hereby represents, warrants and covenants to the Company as follows: (a) such Investor has full authority and power under its charter, by-laws, governing partnership agreement or comparable

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document to enter into this Agreement; (b) this Agreement constitutes the valid and binding obligation of such Investor; and (c) the execution, delivery and performance by such Investor of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to such Investor, or require such Investor to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Investor is a party or by which the property of such Investor is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of such Investor.

          Section 2.2. Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to the Investors as follows:
(a) the Company has full corporate authority and power to enter into this Agreement; (b) this Agreement constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms; and (c) the execution, delivery and performance by the Company of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to the Company, or require the Company to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of the Company or any of its subsidiaries.

ARTICLE III  RESTRICTIONS ON TRANSFER; RIGHT OF FIRST OFFER;
             CO-SALE AND DRAG-ALONG PROVISIONS

          The following provisions of this Article III shall terminate immediately upon the closing of a Qualified Public Offering (provided such termination shall be effective only in respect of each series of Preferred Stock as to which an offering constitutes a Qualified Public Offering) or a Sale of the Company.

          Section 3.1. Restrictions on Transfer. No Transfers of any Shares shall be made except in accordance with all applicable provisions of the Securities Act and any relevant state securities law. Each Founding Investor also agrees that, prior to the third anniversary of the date of this Agreement, he will not, without the prior written consent of fifty-eight percent in interest of each of the Series A and Series B Outside Investors, Transfer all or any portion of the Shares now owned or hereafter acquired by him, except in connection with, and strictly in compliance with the conditions of, Section 3.1(b), (c) or (d) below. Any Outside Investor may transfer its rights under the foregoing sentence to any Transferee of its Shares, in which event such Transferee shall be deemed to be an Outside Investor of the applicable series

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for purposes of such sentence. In addition, each Stockholder and Outside
Investor agrees that he or it will not, without the prior written consent of fifty-eight percent in interest of each of the Series A and Series B Outside Investors, Transfer all or any portion of the Shares now owned or hereafter acquired by him or it, except in connection with, and strictly in compliance with the conditions of, any of the following:

               (a) Transfers effected pursuant to Sections 3.2, 3.3 and 3.4, in each case made in accordance with the procedures set forth therein;

               (b) Transfers by any Stockholder to his or her spouse or children or to a trust of which he is the settlor and a trustee for the benefit of his or her spouse or children, provided that any such trust does not require or permit distribution of such Shares during the term of this Agreement, and provided further that the Transferee shall have executed and delivered a Joinder Agreement in the form attached hereto as Exhibit A;

               (c) Transfers upon the death of any Stockholder to his or her heirs, executors or administrators or to a trust under his or her will or Transfers between such Stockholder and his or her guardian or conservator, provided that the Transferee shall have executed and delivered a Joinder Agreement in the form attached hereto as Exhibit A;

               (d) Transfers pursuant to a public offering of the Company's Common Stock registered under the Securities Act;

               (e) With respect to any of the Outside Investors, a Transfer to any other Investor or to a partner or Affiliate of such Outside Investor (other than the Company) or to any other investment fund or other entity for which such Outside Investor and/or one or more partners or Affiliates thereof, directly or indirectly through one or more intermediaries, serve as general partner or manager or in a like capacity, provided that the Transferee shall have executed and delivered a Joinder Agreement in the form attached hereto as Exhibit A; or

               (f) In the event that BancBoston Ventures Inc. or Norwest Equity Partners V or their respective Permitted Transferees (each an "SBIC Investor") reasonably determines that it has a Regulatory Problem (as defined below), each such SBIC Investor shall have the right to (i) Transfer its Shares to a non-Affiliate of the Company and the other Investors or Stockholders, provided that the Transferee shall have executed and delivered a Joinder Agreement in the form attached hereto as Exhibit A, or (ii) exchange its Shares for non-voting securities in the Company with the same economic rights, and the Company shall take all such actions as are reasonably requested by such SBIC Investor in order to (a) effectuate and facilitate any such Transfer or (b) permit such SBIC Investor to exchange for all or any portion of its Shares on a share-for-share basis for shares of non-voting securities of the Company, which non-voting securities shall be identical in all respects to the Shares exchanged for it, except that such exchanged securities shall be non-voting and shall be convertible into voting securities on such terms as are reasonably requested by such SBIC Investor, in light of regulatory considerations then prevailing and do not alter the economic interests of the parties hereto. For purposes of this Agreement, a "Regulatory Problem" means any set of facts or circumstances wherein it has been asserted by any governmental authority, including by the United States Small Business Administration (the "SBA"), and any successor agency satisfactory to the Company performing the functions thereof (or, based on written advice of counsel satisfactory to the Company, such SBIC Investor reasonably believes that there is a substantial risk of such assertion), that, pursuant to the Small Business Act of 1958, as amended, and the regulations issued by the SBA thereunder, codified at Title 13 of the Code of Federal Regulations, Parts 107 and 121 (the "SBIC Regulations"), or pursuant to the Bank Holding Company Act, as amended, and the regulations issued thereunder, such SBIC Investor is not entitled to hold all or a portion of the Shares held by it.

     Any permitted Transferee described in the preceding clauses (a), (b), (c),
     (e) or (f) shall be referred to herein as a "Permitted Transferee." Anything to the contrary in this Agreement notwithstanding, Permitted Transferees shall take any Shares so Transferred subject to all provisions of this Agreement as if such Shares were still held by the Transferring Stockholder or Outside Investor, whether or not they so agree with the Transferring Stockholder or Outside Investor and/or the Company.

          Section 3.2. Right of First Offer. In the event that any of the Stockholders or Outside Investors, including any of their Permitted Transferees, desires to Transfer all or any portion of the Shares held by such Stockholder or Outside Investor in a transaction not expressly permitted under Section 3.1(b),
(c), (d), (e) or (f), such Stockholder or Outside Investor (a "Transferring Party") may, subject to the provisions of Section 3.3 hereof, Transfer such Shares pursuant to and in accordance with the following provisions of this
Section 3.2:

               (a) Such Transferring Party shall deliver written notice (the "Offer Notice") of its desire to Transfer such Shares held by such Stockholder or Outside Investor to each of the Company and the Outside Investors (a "Transaction Offer") and shall otherwise comply with the provisions of this Section 3.2 and, if applicable, Section 3.3. The Offer Notice shall specify (i) the number of Shares of the Transferring Party subject to the Transaction Offer (the "Offered Shares"), (ii) the consideration per Share to be paid for the Offered Shares, and (iii) all other material terms and conditions of the Transaction Offer.

               (b) The Company and the Outside Investors shall have the right (the "Right of First Offer") to offer to collectively purchase all, but not less than all, of the Offered Shares for the consideration per share and on the terms and conditions specified in the Offer Notice in the order of priority described below. In the event that the price set forth in the Offer Notice is stated in consideration other than cash or cash equivalents, the Board of Directors of the Company may determine the fair market value of such consideration, reasonably and in good faith, and the parties may exercise their Right of First Offer by payment of such fair market value in cash or cash equivalents.

                    (i) The Company shall have the initial right to offer to purchase the Offered Shares. To exercise its Right of First Offer, the Company shall, within twenty (20) days of receipt of such written notice, communicate in writing such election to the Transferring Party

          (with copies to the Outside Investors). Such written election to purchase shall constitute a valid, legally binding and enforceable agreement for the sale and purchase of such number of Offered Shares.

                    (ii) In the event the Company does not exercise its Right of First Offer with respect to all of the Offered Shares, the Transferring Party shall notify the Outside Investors in writing of such fact. The Outside Investors shall then have the right to offer to purchase all, but not less than all, of the available Offered Shares which are not being purchased by the Company. In the event an Outside Investor elects to exercise its Right of First Offer, such Outside Investor shall, within twenty (20) days of receipt of such written notice, communicate in writing such election to the Transferring Party stating the maximum number of the available Offered Shares it desires to purchase. Such written election to purchase shall constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Offered Shares to the extent of the number of Offered Shares allocated to such Outside Investor in accordance with this
          Section 3.2. Each Outside Investor shall have the right to offer to purchase up to that number of available Offered Shares as shall be equal to the product obtained by multiplying (i) the total number of available Offered Shares by (ii) a fraction, the numerator of which is the total number of shares of Common Stock owned by such Outside Investor on the date of the Offer Notice on an as converted basis (including for this purpose any shares of Common Stock that may be received upon conversion of the Convertible Preferred Stock), and the denominator of which is the total number of shares of Common Stock then held by all Outside Investors (other than the Transferring Party) on the date of the Offer Notice on an as converted basis, subject to increase as hereinafter provided. The number of Offered Shares that each Outside Investor is entitled to purchase under this Section 3.2 shall be referred to as its "Pro Rata Fraction." Each Outside Investor shall have the right to transfer its right to any Pro Rata Fraction or part thereof with respect to any proposed Transaction Offer to any Affiliate. In the event an Outside Investor does not wish to purchase or to transfer its right to purchase its Pro Rata Fraction, then any Outside Investors who so elect shall have the right to purchase, on a pro rata basis with any other Outside Investors who so elect, any Pro Rata Fraction not purchased by an Outside Investor or its Affiliates.

                    Upon the expiration of the twenty (20) day period during which the Outside Investors have a right to exercise their Right of First Offer in accordance with this Section 3.2, the number of Offered Shares to be purchased by each Outside Investor and Affiliate shall be determined as follows: (x) there shall first be allocated to each Outside Investor and Affiliate electing to purchase a number of Offered Shares equal to the lesser of (A) the number of Offered Shares as to which such Outside Investor accepted the Transaction Offer or
          (B) such Outside Investor's Pro Rata Fraction, and (y) the balance, if any, not allocated under clause (x) above, shall be allocated to those Outside Investors and Affiliates who accepted the Transaction Offer as to a number of Offered Shares which exceeded their respective Pro Rata Fractions, in each case on a pro rata basis in proportion to the amount of such excess.

               (c) The closing of any such purchase of Offered Shares by the Company and/or the Outside Investors pursuant to this Section 3.2 shall take place within thirty (30) days after the expiration of the period during which the parties have a right to exercise their Right of First Offer in accordance with this Section 3.2, at the place and on the date specified by three-fourths in interest of the Persons exercising their Right of First Offer.

               (d) In the event that the Company and the Outside Investors do not elect to purchase all of the Offered Shares, the Transferring Party may sell the Offered Shares to a non-Affiliate (the "Offeror") on no materially better terms and conditions (from the standpoint of the Offeror) than those set forth in the Offer Notice, subject to the restrictions set forth in the provisions of Section 3.3. If the Transferring Party's transfer to an Offeror is not consummated in accordance with the terms of the Transaction Offer within the later of (i) one hundred twenty (120) days after the expiration of the Right of First Offer and the Co-Sale Option set forth in
     Section 3.3, if applicable, and (ii) the satisfaction of all governmental approval or filing requirements, the Transaction Offer shall be deemed to lapse, and any Transfers of Offered Shares pursuant to such Transaction Offer shall be deemed to be in violation of the provisions of this Agreement unless the Company and the Outside Investors are once again afforded the Right of First Offer provided for herein with respect to such Transaction Offer.

          Section 3.3. Co-Sale Option. In the event that any Transferring Party complies with the provisions of Section 3.2 above, and the Right of First Offer is not exercised with respect to all of the Offered Shares, such Transferring Party may Transfer such available Offered Shares only pursuant to and in accordance with the following provisions of this Section 3.3:

               (a) Each of the Outside Investors shall have the right to participate in the Transaction Offer on the terms and conditions herein stated. The class of Shares with which the Outside Investors shall have the right to participate in the Transaction Offer shall be determined in accordance with the following: (a) if the Transferring Party elects to Transfer Convertible Preferred Stock of either series then the Outside Investors shall have the right to participate in the Transaction Offer with Convertible Preferred Stock of either series; (b) if the Transferring Party elects to Transfer Redeemable Preferred Stock of either series then the Outside Investors shall have the right to participate in the Transaction Offer with Redeemable Preferred Stock of either series; and (c) if the Transferring Party elects to Transfer Common Stock then the Outside Investors shall have the right to participate in the Transaction Offer with Common Stock. The right to participate shall be exercisable upon written notice (the "Acceptance Notice") to the Transferring Party within the later of (i) thirty (30) days after delivery to the Outside Investor of the Offer Notice and (ii) ten (10) days after the Transferring Party notifies the Outside Investors that the Right of First Offer has not been exercised with respect to all of the Offered Shares (the "Co-Sale Option"). The Acceptance Notice shall indicate the maximum number of Shares such Outside Investor wishes to sell, including the number of Shares it would sell if one or more other Outside Investors do not elect to participate in the sale on the terms and conditions stated in the Offer Notice, except that any Outside Investor who holds Preferred Stock shall be permitted to sell to the relevant purchaser Shares of Common Stock acquired upon conversion thereof or, at its election, an option to acquire such Common Stock when it receives the same upon such conversion at the election of such Outside Investor or as otherwise provided in the Charter with the same effect as if Common Stock were being conveyed. In the event that different classes or series of Shares become the subject of the same Transaction Offer, the prices of such respective classes or series of Shares shall be mutually agreed upon among all parties to such Transaction Offer to appropriately reflect the conversion, redemption and exercise rights attaching to, as well as the relative preferences and priorities of, the different classes or series of shares. If the parties cannot mutually agree upon such pricing prior to the date upon which the Transaction Offer is due to be consummated, the Transaction Offer shall be deemed to lapse and any Transfers of Shares pursuant to such Transaction Offer shall be deemed to be in violation of the provisions of this Agreement unless the Transferring Party once again complies with the provisions of Section 3.2 and this
     Section 3.3 hereof with respect to such Transaction Offer.

               (b) Each of the Outside Investors shall have the right to sell a portion of its Shares pursuant to the Transaction Offer which is equal to or less than the product obtained by multiplying (i) the total number of Shares subject to the Transaction Offer by (ii) a fraction, the numerator of which is the total number of shares of Common Stock owned by such Outside Investor on the date of the Offer Notice on an as converted basis (including any Common Stock issuable upon exercise of the Convertible Preferred Stock or other convertible securities or exercise of any options, warrants or subscription rights then owned by the Outside Investor), and the denominator of which is the total number of shares of Common Stock then held by all Outside Investors and Stockholders on the date of the Offer Notice on an as converted basis. To the extent one or more Outside Investors elect not to sell, or fail to exercise their right to sell, the full amount of such Shares which they are entitled to sell pursuant to this
     Section 3.3, the other Outside Investors' rights to sell Shares shall be increased proportionately and the other Outside Investors shall have an additional five (5) days from the date upon which they are notified (by the Transferring Party pursuant to Section 3.3(c) below) of such election or failure to exercise in which to increase the number of Shares to be sold by them hereunder by notice to that effect to the Transferring Party.

               (c) Within ten (10) days after the date by which the Outside Investors were first required to notify the Transferring Party of their intent to participate, the Transferring Party shall notify each participating Outside Investor of the number of Shares held by such Outside Investor that will be included in the sale; whether, and if so, to what extent any Outside Investor elected not to sell or failed to exercise the rights to sell; the extent to which such participating Outside Investor may elect to increase the number of Shares to be sold by it under Section 3.3(b) above; the period within which such participating Outside Investor is required to notify the Transferring Party of its election to increase such numbers of Shares to be sold by it; and the date on which the Transaction Offer will be consummated, which shall be no later than the later of (i) thirty (30) days after the date by which the Outside Investors were required to notify the Transferring Party of their intent to participate and (ii) the satisfaction of any governmental approval or filing requirements, if any.

               (d) Each of the participating Outside Investors may effect its participation in any Transaction Offer hereunder by delivery to the Offeror, or to the Transferring Party for delivery to the Offeror, of one or more instruments or certificates, properly endorsed for transfer, representing the Shares it elects to sell therein. At the time of consummation of the Transaction Offer, the Offeror shall remit directly to each Outside Investor that portion of the sale proceeds to which each Outside Investor is entitled by reason of its participation therein (less any adjustments due to the conversion of any convertible securities or the exercise of any exercisable securities).

               (e) In the event that the Transaction Offer is not consummated within the period required by subsection (c) hereof or the Offeror fails timely to remit to each Outside Investor its portion of the sale proceeds, the Transaction Offer shall be deemed to lapse, and any Transfers of Shares pursuant to such Transaction Offer shall be deemed to be in violation of the provisions of this Agreement unless the Transferring Party once again complies with the provisions of Section 3.2 and this Section 3.3 hereof with respect to such Transaction Offer.

          Section 3.4. Drag-Along Obligations.

               (a) In the event that fifty-eight percent in interest of each of the Series A and Series B Outside Investors (the "Electing Investors") determine to sell or otherwise dispose of all or substantially all of the assets of the Company or all or substantially all of the capital stock of the Company owned by all of the Outside Investors to any non-Affiliate(s) of the Company or of any of the Outside Investors, or to cause the Company to merge with or into or consolidate with any non-Affiliate(s) of the Company or of any of the Outside Investors (in each case, the "Buyer") in a bona fide negotiated transaction (an "Acquisition"), each of the Stockholders and other Outside Investors, including any of their respective Permitted Transferees (collectively, the "Non-Investor Stockholders"), shall be obligated to and shall upon the written request of the Electing
     Investors: (i) sell, transfer and deliver, or cause to be sold, transferred and delivered, to the Buyer, his, her or its Shares (including for this purpose all of such Non-Investor Stockholder's Shares that presently or as a result of any such transaction may be acquired upon the exercise of options (following the payment of the exercise price therefore)) on substantially the same terms applicable to the Electing Investors (with appropriate adjustments to reflect the conversion of convertible securities, the redemption of redeemable securities and the exercise of exercisable securities as well as the relative preferences and priorities of the Preferred Stock); and (ii) execute and deliver such instruments of conveyance and transfer and take such other action, including voting such Shares in favor of any Acquisition proposed by the Electing Investors and executing any purchase agreements, merger agreements, indemnity agreements, escrow agreements or related documents that are also executed by the Electing Investors or as the Buyer may reasonably require in order to carry out the terms and provisions of this Section 3.4.

               (b) In the event that the Outside Investors do not exercise their "drag-along" rights in Section 3.4(a) above with respect to an Acquisition to a Buyer, each Founding Investor shall have the right, exercisable by the delivery of written notice to the Company and each of the Outside Investors at least twenty (20) days prior to the date proposed for the closing of the Acquisition, to require the Outside Investors to include such Founding Investor's Shares in the Acquisition on the same terms as the Outside Investors' Shares (with appropriate adjustments to reflect the conversion of convertible securities, the redemption of redeemable securities and the exercise of exercisable securities as well as the relative priorities and preferences of the Preferred Stock and the terms of any options issued by the Company).

               (c) Not less than thirty (30) days prior to the date proposed for the closing of any Acquisition, the Outside Investors shall give written notice to each Non-Investor Stockholder, setting forth in reasonable detail the name or names of the Buyer, the terms and conditions of the Acquisition, including the purchase price, and the proposed closing date. In furtherance of the provisions of this Section 3.4, each of the Non-Investor Stockholders hereby (i) irrevocably appoints Alta Communications, Inc. as its agent and attorney-in-fact (the "Agent") (with full power of substitution) to execute all agreements, instruments and certificates and take all actions necessary or desirable to effectuate any Acquisition hereunder; and (ii) grants to the Agent a proxy (which shall be deemed to be coupled with an interest and irrevocable) to vote the Shares held by such Non-Investor Stockholder and exercise any consent rights applicable thereto in favor of any Acquisition hereunder; provided, however, that the Outside Investors shall not exercise such powers-of-attorney or proxies with respect to any Non-Investor Stockholder unless such Non-Investor Stockholders are in breach of their obligations under this Section 3.4.

         Section 3.5. Prohibited Transfers. If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be void ab initio; the Company, the Outside Investors and the Other Stockholders shall have, in addition to any other legal or equitable remedies which they may have, the right to enforce the provisions of this Agreement by actions for specific performance (to the extent permitted by law); and the Company shall have the right to refuse to recognize any Transferee as one of its stockholders for any purpose. Without limitation to the foregoing, each of the Outside Investors and Stockholders further agrees that the provisions of Section 6.7 shall apply in the event of any violation or threatened violation of this Agreement.

ARTICLE IV  REGISTRATION RIGHTS

          The Company's obligation to register shares of Common Stock under this
Article IV shall terminate seven (7) years following the closing by the Company of its first underwritten public offering pursuant to a registration statement under the Securities Act (an "IPO") or, with respect to shares held by particular Investors who hold less than two percent (2%) of the then outstanding Common Stock of the Company and commencing on the first anniversary of any IPO, whenever all such shares can be legally transferred in any consecutive three (3) month period under Rule 144 of the Securities Act as reasonably determined by the Company and communicated to such Investors in writing; provided that, in all circumstances, Section 4.7 shall remain in effect for seven years following the closing of the IPO.

          Section 4.1. Piggyback Registration Rights. If at any time or times after the date hereof, the Company shall determine to register any shares of its Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock under the Securities Act (whether in connection with a public offering of securities by the Company (a "primary offering"), a public offering of securities by stockholders (a "secondary offering"), or both, but not in connection with a registration statement on Form S-4 or S-8 or any substitute form that is adopted by the Commission, a registration statement filed in connection with an exchange offer of securities solely to the Company's existing securityholders or a registration effected pursuant to Sections 4.2 or
4.3 hereof), the Company will promptly give written notice thereof to the Investors. In connection with any such registration, if within thirty (30) days after their receipt of such notice any Investor requests the inclusion in such registration of some or all of the Common Stock owned by such Investor, or into which any Shares held by such Investor are convertible or exchangeable (the "Registrable Shares"), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Shares which all such Investors so request; provided, however, that if the Company is advised in writing in good faith by the managing underwriter of the Company's securities being offered in a public offering pursuant to such registration statement that the amount to be sold by persons other than the Company (collectively, "Selling Stockholders") is greater than the amount which can be offered without adversely affecting the offering, the Company may reduce the amount offered for the accounts of Selling Stockholders (including such holders of shares of Registrable Shares) to a number deemed satisfactory by such managing underwriter; provided that the shares to be excluded shall be determined in the following order of priority: (i) securities held by any Persons not having any such contractual, incidental registration rights shall be excluded first, (ii) securities held by any Persons having contractual, incidental registration rights pursuant to an agreement other than this Agreement shall be excluded second, and (iii) Registrable Shares sought to be included by the Investors shall be excluded last and any reduction in such number shall be determined on a pro rata basis (based upon the aggregate number of Registrable Shares held by such holders); and provided further, however, that if such registration is other than the IPO, the managing underwriter may (subject to the allocation priority set forth above) limit the number of Registrable Shares to be included in the registration and underwriting to not less than forty percent (40%) of the securities included therein (based on aggregate market values). The Company shall advise all Investors promptly after such determination by the managing underwriter, and the number of shares of Registrable Shares that may be included in the registration and underwriting of the offering shall be allocated among all Investors in proportion, as nearly as practicable, to their respective holdings of Registrable Shares. If the Company includes in such registration any Registrable Shares to be offered by it, all expenses of the registration and offering and the reasonable fees and expenses of one independent counsel for all of the Investors as a group shall be borne by the Company, except that the Investors shall bear underwriting and selling commissions attributable to their Registrable Shares being registered and transfer taxes on Shares being sold by such Investors.

          Section 4.2. Demand Registration Rights. If on any four (4) occasions (which occasions shall in no event be less than six months apart from each other) after the earlier of (i) February 12, 1999 or (ii) six (6) months after the closing of the IPO, holders of an aggregate of at least twenty percent (20%) of the Registrable Shares (excluding any shares of Series B Preferred Stock or any shares of Common Stock issued upon conversion of such Series B Preferred Stock) held collectively by the Series A Outside Investors and the Founding Investors or their respective Transferees (the "Series A Registrable Shares") or holders of an aggregate of at least twenty percent (20%) of the Registrable Shares (excluding any shares of Series A Preferred Stock or any shares of Common Stock issued upon conversion of such Series A Preferred Stock) held by the

Series B Outside Investors or their respective Transferees (the "Series B Registrable Shares") (or in the case of the IPO, holders of an aggregate of at least fifty-eight percent of the Series A or Series B Convertible Preferred Shares prior to conversion of such Shares of such series or holders of an aggregate of at least fifty-one percent (51%) of the Series A or Series B Registrable Shares following any such conversion) shall notify the Company in writing that it or they intend to offer or cause to be offered for public sale all or any portion of its or their Registrable Shares, the Company will notify all of the Investors of its receipt of such notification from such Investor(s); provided, however, that the holders of the Series A Registrable Shares and Convertible Preferred Shares (as applicable), and the holders of the Series B Registrable Shares and Convertible Preferred Shares (as applicable), respectively, shall be entitled to exercise such rights on no more than two (2) occasions. If within thirty (30) days after their receipt of such notice any Investor requests the inclusion of some or all of the Registrable Shares owned by such Investor in such registration, the Company will use its best efforts to cause such Registrable Shares so requested (including the Registrable Shares held by the Investor(s) giving the initial notice of intent to register hereunder) to be registered under the Securities Act in accordance with the terms of this Section 4.2; provided, however, that unless such registration becomes effective, the Investors of the applicable series shall be entitled to require an additional registration pursuant to this Section 4.2; and, provided further that if the managing underwriter of the offering determines in good faith that a limitation on the number of shares to be underwritten is required, the shares to be excluded shall be determined in the following order of priority: (i) shares held by any Persons not having any such contractual, demand registration rights shall be excluded first, (ii) shares held by any Persons having contractual, demand registration rights pursuant to an agreement other than this Agreement shall be excluded second, (iii) shares registered for the benefit of the Company shall be excluded third, and (iv) Registrable Shares sought to be included by the Investors shall be excluded last and any reduction in such number shall be determined on a pro rata basis (based upon the aggregate number of Registrable Shares held by such holders).

          All expenses of such registrations and offerings and the reasonable fees and expenses of one independent counsel for all of the Investors as a group shall be borne by the Company. The Company may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed 90 days during any twelve month period, if the Company determines in good faith that such filing would require the disclosure of a material transaction or other matter and the Company determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company or otherwise would not be in the best interest of the Company. The Company shall not be required to cause a registration statement requested pursuant to this
Section 4.2 to become effective prior to 180 days following the effective date of a Registration Statement initiated by the Company and relating to the Company's IPO (or 90 days with respect to any subsequent underwritten public offering), if the request for registration has been received by the Company subsequent to the giving of written notice by the Company, made in good faith, to the Investors to the effect that the Company is commencing to prepare a Company-initiated Registration Statement (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable); provided, however, that the Company shall use its best efforts to achieve such effectiveness promptly following such period if the request pursuant to this Section 4.2 has been made prior to the expiration of such period. If so requested by any Investor in connection with a registration under this paragraph, the Company shall take such steps as are required to register the Investors' Registrable Shares for sale on a delayed or continuous basis under Rule 415, and also take such steps as are required to keep any registration effective until all of the Investors' Registrable Shares registered thereunder are sold. Notwithstanding the foregoing, the Company shall have no obligation to keep any registration effective more than 120 days after the initial date of effectiveness of such registration.

          Section 4.3. Form S-3. If the Company becomes eligible to use Form S-3 under the Securities Act or a comparable successor form for secondary offerings by its shareholders, (a) the Company shall use its best efforts to continue to qualify at all times for registration of its capital stock on Form S-3 or such successor form, and (b) holders of an aggregate of not less than ten percent (10%) of the Series A or Series B Registrable Shares shall have the right to request and have effected one (1) registration of Shares having an aggregate proposed offering price of not less than $5,000,000 on Form S-3 or such successor form (such requests shall be in writing and shall state the number of Shares to be disposed of and the intended method of disposition of such Shares by such Investor(s)) within any consecutive twelve (12) month period. The Company will notify all of the holders of Registrable Shares of its receipt of such notification from such holders. If within thirty (30) days after their receipt of such notice any Investor requests the inclusion of some or all of the Registrable Shares owned by such Investor in such registration, the Company will use its best efforts to cause such Registrable Shares so requested (including the Registrable Shares held by the Investor(s) giving the initial notice of intent to register hereunder) to be registered on Form S-3 or such successor form to the extent requested by such Investor(s). If so requested by such Investor(s) in connection with a registration under this Section 4.3, the Company shall take such steps as are required to register such Investor's Registrable Shares for sale on a delayed or continuous basis under Rule 415, and to keep such registration effective until all of such Investor's Registrable Shares registered thereunder are sold. Notwithstanding the foregoing, the Company shall have no obligation to keep any registration effective more than 180 days after the initial date of effectiveness of such registration. All expenses incurred in connection with a registration requested pursuant to this
Section 4.3 and the reasonable fees and expenses of one independent counsel for all of the Investors as a group shall be borne by the Company. The Company may postpone the filing of any Registration Statement required hereunder for a reasonable period of time, not to exceed 90 days, if the Company determines in good faith that such filing would require the disclosure of a material transaction or other factor and the Company determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company. The Company shall not be required to cause a Registration Statement requested pursuant to this Section 4.3 to become effective prior to 180 days following the effective date of a Registration Statement initiated by the Investors pursuant to Section 4.2 or by the Company and relating to the Company's IPO (or 90 days with respect to any subsequent underwritten public offering), if the request for registration has been received by the Company subsequent to the giving of written notice by the Company, made in good faith, to the Investors to the effect that the Company is commencing to prepare a Company-initiated Registration Statement (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable); provided, however, that the Company shall use its best efforts to achieve such effectiveness promptly following such period if the request pursuant to this
Section 4.3 has been made prior to the expiration of such period.

          Section 4.4. Further Obligations of the Company. Whenever, under the provisions of Sections 4.1, 4.2 or 4.3 of this Agreement, the Company is required to register any Registrable Shares, it agrees that it shall also do the following:

               (a) Use its best efforts to diligently prepare and file with the Commission a registration statement and such amendments, post-effective amendments and supplements to said registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective and to comply with the provisions of the Securities Act with respect to the sale of securities covered by said registration statement for the period necessary to complete the proposed public offering;

               (b) Furnish to each selling Investor such copies of each preliminary and final prospectus and such other documents as such Investor may reasonably request to facilitate the public offering of its Registrable Shares;

               (c) Enter into any customary underwriting agreement required by the proposed underwriter for the selling Investors, if any;

               (d) Use its commercially reasonable efforts to register or qualify the securities covered by said registration statement under the securities or "blue-sky" laws of such jurisdictions as any selling Investors may reasonably request, provided that the Company shall not be required to register or qualify the securities in any jurisdictions which require it to qualify to do business or subject itself to general service of process therein;

               (e) Immediately notify each selling Investor, at any time when a prospectus relating to his Registrable Shares is required to be delivered under the Securities Act, of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of any such selling Investor, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

               (f) Cause all such Registrable Shares to be listed on or included in each securities exchange or quotation system on which similar securities issued by the Company are then listed;

               (g) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its stockholders, in each case as soon as practicable, but not later than 30 days after the close of the period covered thereby an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act;

               (h) The Company shall cooperate with each Investor and each underwriter participating in the disposition of Registrable Shares and their respective counsel in connection with (i) any filings required to be made with the National Association of Securities Dealers, Inc. and (ii) any due diligence investigation reasonably requested by the selling Investors and the underwriters in connection with a public offering of Registrable Shares;

               (i) The Company shall, during the period when the Prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

               (j) The Company shall appoint a transfer agent and registrar for all Registrable Shares covered by a Registration Statement not later than the effective date of such Registration Statement; and

               (k) In connection with an underwritten offering, the Company will participate, to the extent reasonably requested by the managing underwriter for the offering or the Investors, in efforts to sell the securities under the offering (including without limitation, participating in "road show" meetings with prospective investors) that would be customary in a primary offering of equity securities of the Company.

          Section 4.5. Information about Holders. Each holder of Registrable Shares shall (a) furnish to the Company such information regarding such holder (including a statement as to whether such holder believes or has reason to believe that the Company is in default under any of its agreements with such holder) and the distribution proposed by such holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement, and (b) with respect to any underwritten public offering, enter into any customary underwriting agreement required by the proposed underwriter for the selling Investors, if any.

          Section 4.6. Indemnification; Contribution.

               (a) Incident to any registration statement referred to in this
     Article IV, and subject to applicable law, the Company will indemnify and hold harmless each underwriter or Investor who offers or sells any such Registrable Shares in connection with such registration statement (a "Selling Stockholder") (and in each case its partners (including partners of partners and stockholders of any such partners) and directors, officers, employees and agents of any of them) and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (a "Controlling Person"), from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on
     (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus), (ii) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, or (iii) any violation by the Company of the Securities Act, any state securities or "blue sky" laws or any rule or regulation thereunder in connection with such registration; provided, however, that the Company will not be liable to the extent that such loss, claim, damage, expense or liability arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by such underwriter, Selling Stockholder or Controlling Person expressly for use in such registration statement or any willful or knowing violation of applicable securities laws. With respect to such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to the Company by such Selling Stockholder expressly for use in such registration statement, such Selling Stockholder will indemnify and hold harmless each underwriter, the Company (including its directors, officers, employees and agents), each Investor (including its partners (including partners of partners and stockholders of such partners) and directors, officers, employees and agents of any of them) so registered, and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise to the same extent provided in the immediately preceding sentence. In no event, however, shall the liability of a Selling Stockholder for indemnification under this Section 4.6(a) in its capacity as such (and not in its capacity as an officer or director of the Company) exceed the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being sold by such Selling Stockholder or (ii) the proceeds received by such Selling Stockholder from its sale of Registrable Shares under such registration statement.

               (b) If the indemnification provided for in Section 4.6(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Section 4.6, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the indemnified party, the other Selling Stockholders and the underwriters from the offering of the Registrable Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the other Selling Stockholders and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Stockholders and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Shares. The relative fault of the Company, the Selling Stockholders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               The Company, the Selling Stockholders, and the underwriters agree that it would not be just and equitable if contribution pursuant to this
     Section 4.6(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall a Selling Stockholder or any related indemnified party be required to contribute any amount under this Section 4.6(b) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total Registrable Shares sold under such registration statement which are being sold by such Selling Stockholder or (ii) the proceeds received by such Selling Stockholder from its sale of Registrable Shares under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

               (c) The amount paid by an indemnifying party or payable to an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 4.6 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, payable as the same are incurred. The indemnification and contribution provided for in this
     Section 4.6 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any officer, director, employee, agent or controlling person of the indemnified parties.

               (d) Any person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification, but the failure to do so shall not relieve the indemnifying party from any liability, except to the extent it is actually prejudiced by the failure or delay in giving such notice, and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          Section 4.7. Rule 144 Requirements. If the Company becomes subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, the Company will use its best efforts thereafter to file with the Commission such information as is specified under either of said Sections for so long as any of the Investors hold any Registrable Shares; and in such event, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor or similar exemptive rules hereafter in effect). The Company shall furnish to any holder of Registrable Shares upon request a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 or such successor rules.

          Section 4.8. Market Stand-Off. Each Investor agrees, if requested by the Company and an underwriter of Registrable Shares of the Company, not to sell or otherwise transfer or dispose of any Shares held by it for such period, not to exceed 180 days following the effective date of any registration statement of the Company filed under the Securities Act with respect to an IPO (or 90 days with respect to any subsequent underwritten public offering following the IPO) as the Company or such underwriter shall specify reasonably and in good faith.

          Section 4.9. Transfer of Registration Rights. Subject to Section 6.11, the registration rights and related obligations under this Article IV of the Investors with respect to their Registrable Shares may be assigned to any Transferee of Registrable Shares held by them, and upon such Transfer, the relevant Transferee shall be deemed to be included within the definition of an Investor.

ARTICLE V  ELECTION OF DIRECTORS OF THE COMPANY

          Section 5.1. Voting of Shares for Election of Directors of the Company. With respect to each election or removal of members of the Board of Directors of the Company (including, without limitation, any replacement members), whether at an annual or special meeting of stockholders (which special meeting may be called, solely for purposes specified under this Section 5.1, by 20% in interest of the Investors) or by written consent of stockholders, each of the parties to this Agreement (including all Stockholders and Permitted Transferees) agrees to vote his, her or its Shares (and any Shares over which he, she or it exercises voting control) and to take such other action as may be necessary to fix the number of Directors of the Company at seven (7) and to elect as Directors of the Company and to keep in office as such, the persons selected as follows: (a) two (2) persons designated by a majority in interest of the Founding Investors; (b) one (1) person designated by the Alta Series A Investors or any Transferee of a majority of the shares of Series A Preferred Stock issued to the Alta Series A Investors under the Series A Stock Purchase Agreement or the Company's Amended and Restated Certificate of Incorporation;
(c) one (1) person designated by the Spectrum Investors or any Transferee of a majority of the shares of Series A Preferred Stock issued to the Spectrum Investors under the Series A Stock Purchase Agreement or the Company's Amended and Restated Certificate of Incorporation; (d) one (1) person designated by the

BancBoston Series A Investor or any Transferee of a majority of the shares of Series A Preferred Stock issued to the BancBoston Series A Investor under the Series A Stock Purchase Agreement or the Company's Amended and Restated Certificate of Incorporation; (e) one (1) person designated by the Norwest Investor or any Transferee of a majority of the shares of Series B Preferred Stock issued to the Norwest Investor under the Stock Purchase Agreement, upon conversion of the Series B Convertible Notes or under the Company's Amended and Restated Certificate of Incorporation; and (f) one (1) person designated by the HarbourVest Investor or any Transferee of a majority of the shares of Series B Preferred Stock issued to the HarbourVest Investor under the Stock Purchase Agreement, upon conversion of the Series B Convertible Notes or under the Company's Amended and Restated Certificate of Incorporation; provided, however, that if any person designated by any of the Outside Investors is not an Affiliate of an Outside Investor, such person shall be reasonably acceptable to a majority in interest of the Founding Investors. Each of the Outside Investors, the Stockholders and/or their Permitted Transferees, if any, further agrees to vote his, her or its Shares (and any Shares over which he, she or it exercises voting control) for the removal of any such designee upon the request of the parties designating such designee, and for the election of a substitute designee nominated by such parties upon request therefor.

          Section 5.2. Committees of the Board. The Company and each of the Outside Investors and Stockholders (including all Permitted Transferees) further agrees to cause the Board of Directors to establish: (a) a Compensation Committee (which shall be charged with exclusive authority over all compensation and employment matters) and an Audit Committee (which shall be charged with reviewing the Company's financial statements and accounting practices), consisting in each case of six (6) Directors, five (5) of whom shall be the directors designated by the specified Outside Investors pursuant to Section 5.1 above and one (1) of whom shall be designated by the Founding Investors; and (b) an Executive Committee (which shall be charged with such matters as shall be approved by at least five of the seven members of the Company's Board of Directors (including at least two Series A Outside Investor Representatives (as defined in the Stock Purchase Agreement) and at least one Series B Outside Investor Representative (as defined in the Stock Purchase Agreement)) consisting of one director designated by agreement among the Alta Series A Investors, the Spectrum Investors and the BancBoston Series A Investor (or, in each case, any Transferee of a majority of the shares of Series A Preferred Stock issued to such Investor or Investors under the Series A Stock Purchase Agreement or the Company's Amended and Restated Certificate of Incorporation); one director designated by agreement between the Norwest Investor and the HarbourVest Investor (or, in each case, any Transferee of a majority of the shares of Series B Preferred Shares issued to such Investor under the Stock Purchase Agreement or the Company's Amended and Restated Certificate of Incorporation); and two management designees. Except for the foregoing committees or as otherwise contemplated by this Agreement, the Company shall not permit the Board of Directors to create any other committees or to delegate its authority to any other Persons or groups.

          Section 5.3. Vacancies. Each of the Outside Investors, Stockholders and/or their Permitted Transferees, if any, agrees to vote his, her or its Shares (and any Shares over which he, she or it exercises voting control), to the extent required by Section 5.1, in such manner as shall be necessary or appropriate so as to ensure that any vacancy occurring for any reason in the Board of Directors of the Company held by designees of parties hereto shall be filled only by an individual who (a) is nominated directly or indirectly by the party or parties that nominated directly or indirectly the director whose departure created the vacancy, and that remains entitled at the time such vacancy is filled to nominate directly or indirectly and have elected the director who had held such directorship before such vacancy arose and (b) causes the requirements described in Section 5.1 relating to the composition of the Company's Board of Directors to be satisfied.

          Section 5.4. Removal. The removal from the Board of Directors (with or without cause) of any representative designated hereunder by an Outside Investor or the Founding Investors shall be at such Outside Investor's or the Founding Investors' request, respectively, but only upon such written request and under no other circumstances (in the case of any Outside Investor, determined by such Outside Investor, and in the case of the Founding Investors, determined by the vote of a majority in interest of the Founding Investors).

          Section 5.5. No Waiver. Any failure by any of the parties hereto to fully exercise their rights to designate one or more Directors under this
Article V at any time shall not be construed to waive or limit their rights to designate such Director(s) hereunder at any time thereafter.

          Section 5.6. Assignment. Each of the Outside Investors and Stockholders agrees, as a condition to any transfer of its shares, to cause the transferee to agree to the provisions of this Article V, whereupon such transferee shall be subject to the provisions hereof.

          Section 5.7. Board of Directors of Subsidiary. Each of the Outside Investors and Stockholders agrees, with respect to the composition, election, removal and other considerations with respect to the Board of Directors of the Company's subsidiaries, to cause the Company to vote, and the Company hereby agrees to vote, its shares of capital stock of such subsidiary in a manner consistent with and identical to the provisions set forth above in this Article V.

          Section 5.8. Observer Rights. For so long as any Outside Investor does not have a representative serving on the Board of Directors pursuant to Section
5.1 hereof or such representative is unable to attend a meeting of the Board of Directors or any of its committees, such Investor (or an Affiliate thereof) shall be entitled to notice of and to have one representative (an "Observer") attend, at its own expense, such meetings of the Board of Directors or any of its committees; provided, however, that any such Observer (i) shall not be entitled to participate in the discussions, deliberations or voting of the Board of Directors or such committees and (ii) shall be excluded from any meetings or deliberations if the Board of Directors reasonably determines that the inclusion of such Observer might compromise or waive the attorney-client privilege for any material matters discussed therein.

          Section 5.9. Term. This Article V shall remain in effect until the closing of a Qualified Public Offering (provided such termination of effectiveness shall apply only in respect of each series of Preferred Stock as to which an offering constitutes a Qualified Public Offering) or the Sale of the Company or, if sooner, the latest date after the date hereof permitted by law.

ARTICLE VI  MISCELLANEOUS PROVISIONS

          Section 6.1. Survival of Representations and Covenants. Each of the parties hereto agrees that each representation, warranty, covenant and agreement made by each of them in this Agreement or in any certificate, instrument or other document delivered pursuant to this Agreement is material, shall be deemed to have been relied upon by the other parties and shall remain operative and in full force and effect after the date hereof regardless of any investigation. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties hereto and their respective successors and permitted assigns to the extent contemplated herein.

          Section 6.2. Legend on Securities. The Company, the Outside Investors and the Stockholders acknowledge and agree that the following legend shall be typed on each certificate evidencing any of the securities subject to this Agreement held at any time by any of the Outside Investors, Stockholders or their Permitted Transferees:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO (1) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT OR
(2) AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES. THESE SECURITIES ARE ALSO SUBJECT TO THE PROVISIONS OF A CERTAIN STOCKHOLDERS' AGREEMENT, DATED AS OF NOVEMBER 24, 1997, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER SET FORTH THEREIN. A COMPLETE AND CORRECT COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

          Section 6.3. Amendment and Waiver. Any party may waive any provision hereof intended for its benefit in writing. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law or in equity or otherwise. This Agreement may be amended with the prior written consent of the Company, a majority in interest of the Founding Investors and fifty-eight percent in interest of each of the Series A Outside Investors and the Series B Outside Investors; provided, however, that any amendment which directly, materially and adversely affects any right specifically granted to a particular Series A Outside Investor, Series B Outside Investor or Stockholder in a manner different than other Series A Outside Investors, Series B Outside Investors or Stockholders, respectively, shall not be effective unless such Person has consented to that amendment. All actions by the Company hereunder shall be taken by or upon the direction of a majority of the Directors designated, from time to time, pursuant to Article V hereof.

          Section 6.4. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given, delivered and received (a) if delivered personally or (b) if sent by telex or facsimile, registered or certified mail (return receipt requested) postage prepaid, or by courier guaranteeing next day delivery, in each case to the party to whom it is directed at the following addresses (or at such other address for any party as shall be specified by notice given in accordance with the provisions hereof, provided that notices of a change of address shall be effective only upon receipt thereof). Notices delivered personally shall be effective on the day so delivered, notices sent by registered or certified mail shall be effective three days after mailing, notices sent by telex shall be effective when answered back, notices sent by facsimile shall be effective when receipt is acknowledged, and notices sent by courier guaranteeing next day delivery shall be effective on the earlier of the second business day after timely delivery to the courier or the day of actual delivery by the courier:

          (a) if to the Company:

                           Golden Sky Holdings, Inc.
                           605 W. 47th Street
                           Suite 300
                           Kansas City, Missouri 64112
                           Facsimile: (816) 753-5595
                           Attention:  Rodney A. Weary, President

                           with a copy to:

                           Reboul, MacMurray, Hewitt,
                             Maynard & Kristol
                           45 Rockefeller Plaza
                           New York, New York 10111
                           Facsimile:  (212) 841-5725
                           Attention:  Karen C. Wiedemann, Esq.

                           and to:

                           Goodwin, Procter & Hoar  LLP
                           Exchange Place
                           Boston, Massachusetts 02109
                           Facsimile: (617) 523-1231
                           Attention:   John J. Egan, Esq.

          (b) if to the Founding Investors:

                           Rodney A. Weary
                           c/o Golden Sky Systems, Inc.
                           605 W. 47th Street
                           Suite 300
                           Kansas City, Missouri 64112
                           Facsimile: (816) 753-5595

                           with a copy to:

                           Reboul, MacMurray, Hewitt,
                             Maynard & Kristol
                           45 Rockefeller Plaza
                           New York, New York 10111
                           Facsimile:  (212) 841-5725
                           Attention:  Karen C. Wiedemann, Esq.

          (c) if to the Alta Series A Investors or the Alta Series B Investors:

                           Alta Subordinated Debt
                             Partners III, L.P.
                           Alta Communications VI, L.P.
                           Alta-Comm S by S, LLC
                           c/o Alta Communications, Inc.
                           One Post Office Square
                           Boston, Massachusetts  02109
                           Facsimile:  (617) 482-1944
                           Attention:    Robert F. Benbow

                           with a copy to:

                           Goodwin, Procter & Hoar  LLP
                           Exchange Place
                           Boston, Massachusetts 02109
                           Facsimile: (617) 523-1231
                           Attention:   John J. Egan, Esq.

          (d) if to the Spectrum Investors:

                           Spectrum Equity Investors, L.P.
                           125 High Street, Suite 2600
                           Boston, Massachusetts  02110
                           Facsimile:  (617) 464-4601
                           Attention:    William P. Collatos
                           with a copy to:

                           Goodwin, Procter & Hoar  LLP
                           Exchange Place
                           Boston, Massachusetts 02109
                           Facsimile: (617) 523-1231
                           Attention:   John J. Egan, Esq.

               if to the Lion/Westpool Investors:

                           Lion Investments Limited
                           Carlton House
                           33 Robert Adam Street
                           London W1M 5AH
                           United Kingdom
                           Attention:  Iain MacPhail

          (e) if to the BancBoston Series A Investor or the BancBoston Series B
               Investor:

                           BancBoston Ventures, Inc.
                           175 Federal Street, 10th Floor
                           Boston, Massachusetts 02110
                           Facsimile:  (617) 434-1153
                           Attention:    William O. Charman

                           with a copy to:

                           Ropes & Gray
                           One International Place
                           Boston, Massachusetts 02110
                           Facsimile: (617) 951-7050
                           Attention:   Winthrop G. Minot, Esq.

          (f) if to the Millennial Series A Investor or the Millennial Series B
               Investor:

                           The Millennial Fund
                           c/o The Centennial Funds
                           1428 15th Street
                           Denver, Colorado 80202
                           Facsimile:  (303) 405-7575
                           Attention:    G. Jackson Tankersley, Jr.

                           with a copy to:

                           Goodwin, Procter & Hoar  LLP
                           Exchange Place
                           Boston, Massachusetts 02109
                           Facsimile: (617) 523-1231
                           Attention:   John J. Egan, Esq.

          (g) if to the Builder Series A Investor or the Builder Series B
               Investor:

                           Builder Investment Partnership
                           Five Peidmont Center, Suite 700
                           Atlanta, Georgia  30305
                           Facsimile:  (404) 237-3168
                           Attention:  Allen A. Builder

                           with a copy to:

                           Goodwin, Procter & Hoar  LLP
                           Exchange Place
                           Boston, Massachusetts 02109
                           Facsimile: (617) 523-1231
                           Attention:   John J. Egan, Esq.

          (h) if to the Norwest Investor:

                           Norwest Equity Partners V
                           c/o Norwest Venture Capital Management, Inc.
                           2800 Piper Jaffray Tower
                           222 South Ninth Street
                           Minneapolis, MN 55402
                           Facsimile:  (612) 667-1660
                           Attention:  Erik Torgerson

                           with a copy to:

                           Faegre & Benson LLP
                           2200 Norwest Center
                           90 South Seventh Street
                           Minneapolis, MN 55402-3901
                           Facsimile:  (612) 336-3026
                           Attention:  David B. Miller

          (i) if to the HarbourVest Investor:

                           Hancock Venture Partners V - Direct Fund L.P. c/o HarbourVest Partners, LLC
                           One Financial Center
                           44th Floor
                           Boston, MA  02111
                           Facsimile: (617) 350-0305
                           Attention:  Bill Johnston

                           with a copy to:

                           Debevoise & Plimpton
                           875 3rd Avenue
                           New York, NY  10022
                           Facsimile:  (212) 909-6836
                           Attention:  David Schwarz

          (j) if to the General Electric Investor:

                           GE Capital Services
                           Structured Finance Group
                           120 Long Ridge Road
                           3rd Floor
                           Stamford, CT  06927
                           Attention:  Peter Foley

          (k) if to Other Stockholders:


                           The address set forth in the Joinder Agreement executed by any such Other Stockholder at the time he/she becomes an Other Stockholder.

          Section 6.5. Headings. The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

          Section 6.6. Counterparts. This Agreement may be executed in one or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

          Section 6.7. Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this Agreement by any Person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law) and the Company may refuse to recognize any unauthorized Transferee as one of its stockholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until the relevant party or parties have complied with all applicable provisions of this Agreement.

          In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

          Section 6.8. Entire Agreement. This Agreement, together with the Stock Purchase Agreement and the Series A Stock Purchase Agreement (as defined in, and to the extent not terminated by, the Stock Purchase Agreement) and the other agreements specifically contemplated hereby and thereby, is intended by the parties as a final expression of their agreement and intended to be complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement and the Stock Purchase Agreement (and the Series A Stock Purchase Agreement to the extent not terminated by the Stock Purchase Agreement) and other agreements contemplated hereby and thereby (including the exhibits hereto and thereto) supersede all prior agreements and understandings between the parties with respect to such subject matter. Without limiting the generality of the foregoing, the parties hereto which were also parties to the Series A Stockholders' Agreement hereby terminate such agreement, which agreement shall be of no further force and effect.

          Section 6.9. Adjustments. All references to share prices and amounts herein shall be equitably adjusted to reflect stock splits, stock dividends, recapitalizations and similar changes affecting the capital stock of the Company.

          Section 6.10. Law Governing. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York (without giving effect to principles of conflicts of law), except that any Delaware corporate law matters relating to the Company shall be construed and enforced in accordance with and governed by the Delaware General Corporation Law (without giving effect to principles of conflicts of law). Each party also waives trial by jury in any action relating to this Agreement.

          Section 6.11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, but may not be assigned by any Stockholder without the prior written consent of fifty-eight percent in interest of each of the Series A Outside Investors and the Outside Investors, and without such prior written consent any attempted transfer shall be null and void.

                  [Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        COMPANY:

                                                    GOLDEN SKY HOLDINGS, INC.


                                        By: /s/ Rodney A. Weary
                                           -------------------------
                                            Name: Rodney A. Weary
                                            Title: Chief Executive Officer


                                        ALTA SERIES A INVESTORS AND
                                        ALTA SERIES B INVESTORS:

                                        ALTA SUBORDINATED DEBT
                                         PARTNERS III, L.P.

                                        By: Alta Subordinated Debt
                                            Management III, L.P.


                                        By: /s/ Eileen McCarthy
                                           --------------------------
                                            Name: Eileen McCarthy
                                            Title: General Partner

                                        ALTA COMMUNICATIONS VI, L.P.

                                        By: Alta Communications VI Management
                                            Partners, L.P.


                                        By: /s/ Eileen McCarthy
                                           --------------------------
                                            Name: Eileen McCarthy
                                            Title: General Partner

                                        ALTA-COMM S BY S, LLC


                                        By: /s/ Eileen McCarthy
                                           --------------------------
                                            Name: Eileen McCarthy
                                            Title: Member

                                        SPECTRUM INVESTORS:

                                        SPECTRUM EQUITY INVESTORS L.P.

                                        By: Spectrum Equity Associates L.P.,
                                             General Partner


                                        By: /s/ William P. Collatos
                                           --------------------------
                                            Name:  William P. Collatos
                                            Title: General Partner

                                        SPECTRUM EQUITY
                                        INVESTORS II, L.P.

                                        By: Spectrum Equity Associates II, L.P.,
                                            General Partner


                                        By: /s/ William P. Collatos
                                           --------------------------
                                            Name:  William P. Collatos
                                            Title: General Partner


                                        LION/WESTPOOL INVESTORS:

                                        LION INVESTMENTS LIMITED


                                        By: /s/ Patrick Raynor
                                           --------------------------
                                            Name: Patrick
                                            Title: Director

                                        WESTPOOL INVESTMENT TRUST


                                        By: /s/ Patrick Raynor
                                           --------------------------
                                            Name: Patrick
                                            Title: Director

                                        WEBER FAMILY TRUST dated 1/6/89


                                        By: /s/ E.M. Weber
                                           --------------------------
                                            Name: E.M. Weber
                                            Title: Trustee

                                        BANCBOSTON VENTURES INC.


                                        By: /s/ William O. Charman
                                           --------------------------
                                            Name: William O. Charman
                                            Title: Vice President

                                        MILLENNIAL SERIES A INVESTOR AND
                                        MILLENIAL SERIES B INVESTOR:

                                        THE MILLENNIAL FUND


                                        By: /s/ Jack Tankersley, Jr.
                                           --------------------------
                                            Name: G. Jackson Tankersley, Jr.

                                        BUILDER SERIES A INVESTOR AND
                                        BUILDER SERIES B INVESTOR:

                                        BUILDER INVESTMENT
                                        PARTNERSHIP


                                        By: /s/ Allen A. Builder
                                           --------------------------
                                            Name: Allen A. Builder
                                            Title: General Partner

                                        NORWEST EQUITY PARTNERS V, A
                                        MINNESOTA LIMITED PARTNERSHIP

                                        By: Itasca Partners V, L.L.P.
                                            General Partner


                                        By: /s/ Eric Torgerson
                                           --------------------------
                                            Name: Eric Torgerson
                                            Title: Partner

                                        HANCOCK VENTURE PARTNERS
                                        V-DIRECT FUND L.P.

                                        By: HVP V-Direct Associates, LLC

                                        By: HarbourVest Partners, LLC


                                        By: /s/ WIlliam A. Johnson
                                           --------------------------
                                            Name: William A. Johnson
                                            Title: Partner


                                       GENERAL ELECTRIC CAPITAL
                                        CORPORATION


                                        By: /s/ Molly S. Fergusson
                                           --------------------------
                                            Name: Molly S. Fergusson
                                            Title: Manager, Operations


                                        FOUNDING INVESTORS:

                                        Rodney A. Weary Revocable Trust Dated
                                        10/25/95


                                        By: /s/ Rodney A. Weary
                                           --------------------------
                                            Name: Rodney A. Weary
                                            Title: Trustee

                                        F.G. Weary III Revocable Trust


                                        By: /s/ F.G. Weary
                                           --------------------------
                                            Name: F.G. Weary
                                            Title: Trustee

                                        Sarah Weary Revocable Trust


                                        By: /s/ Sarah Weary
                                           --------------------------
                                            Name: Sarah Weary
                                            Title: Trsutee


                                        /s/ Robert B. Liepold
                                        -----------------------------
                                        Robert B. Liepold


                                        /s/ Ron D. Foster
                                        -----------------------------
                                        Ron D. Foster


                                        /s/ Jo Ellen Linn
                                        -----------------------------
                                        Jo Ellen Linn


                                        /s/ Robert Weaver
                                        -----------------------------
                                        Robert Weaver


                                        /s/ Donald Tucker
                                        -----------------------------
                                        Donald Tucker


                                        /s/ Barbara Tucker
                                        -----------------------------
                                        Barbara Tucker


                                        /s/ Robert H. Weaver
                                        -----------------------------
                                        Robert H. Weaver


                                        /s/ Jeff K. Ramsey
                                        -----------------------------
                                        Jeff K. Ramsey


                                        /s/ Rebecca D. Ramsey
                                        -----------------------------
                                        Rebecca D. Ramsey

                                        A Delaware Trust

                                        By: /s/ Arthur B. Ramsey
                                           --------------------------
                                           Arthur B. Ramsey, Trustee


                                        Ramsey Trust Dated 12/14/95

                                        By: /s/ Arthur B. Ramsey
                                           --------------------------
                                            Arthur Ramsey, Trustee

                                        By: /s/ Lyle Ramsey
                                           --------------------------
                                            Lyle Ramsey, Trustee


                                        /s/ Paul Spurgeon
                                        -----------------------------
                                        Paul Spurgeon


                                        /s/ Andy O'Pry, Sr.
                                        -----------------------------
                                        Andy O'Pry, Sr.


                                        /s/ Jane O'Pry
                                        -----------------------------
                                        Jane O'Pry


                                        /s/ Robert H. Weisert
                                        -----------------------------
                                        Robert Weisert


                                        /s/ T.P. Dewhirst
                                        -----------------------------
                                        Tim Dewhirst


                                        /s/ Richard A. Nerby
                                        -----------------------------
                                        Rick Nerby


                                        /s/ John M. Burros
                                        -----------------------------
                                        Michael Burros


                                        /s/ Shawn M. Richardson
                                        -----------------------------
                                        Shawn Richardson


                                        /s/ Jacob Osborne
                                        -----------------------------
                                        Jacob Osborne

                                        /s/ Clinton Noren
                                        -----------------------------
                                         Clint Noren


                                        /s/ Sandra Noren
                                        -----------------------------
                                        Sandra Noren


                                        /s/ Andy O'Pry, Jr.
                                        -----------------------------
                                        Andy O'Pry, Jr.


                                        /s/ Cory Duffy
                                        -----------------------------
                                        Cory Duffy


                                        /s/ Eric Norgate
                                        -----------------------------
                                        Eric Norgate


                                        /s/ Harold Poulsen
                                       ------------------------------------
                                       Harold Poulsen


                                       /s/ Carmen Poulsen
                                       ------------------------------------
                                       Carmen Poulsen

                                        /s/ J. Mark Poulsen
                                       ------------------------------------
                                       J. Mark Poulsen


                                       /s/ Randy Robertson
                                       ------------------------------------
                                       Randy Robertson


                                       /s/ Mark Robertson
                                       ------------------------------------
                                       Mark Robertson


                                       /s/ Shirley Fjield
                                       ------------------------------------
                                       Shirley Fjield

                                       /s/ Jack S. Ramirez
                                       ------------------------------------
                                       Jack S. Ramirez


                                       DAVID GARLAND O'PRY
                                       IRREVOCABLE TRUST


                                       By:  /s/ Andrew W. O'Pry. Sr.
                                          ---------------------------
                                       Name:Andrew W. O'Pry. Sr.
                                       Title: Trustee


                                       /s/ J.W. Braman
                                       -----------------------------------
                                       J.W. Braman


                                       /s/ D.H. Braman
                                       -----------------------------------
                                       D.H. Braman


                                       KATE O'CONNOR TRUST FOR
                                       THOMAS EDWARD BRAMAN


                                       By: /s/ Kate O' Connor
                                          ---------------------------
                                       Name: Kate O' Connor
                                       Title: Trustee

                                    EXHIBIT A

                            Form of Joinder Agreement


          The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Stockholders' Agreement (the "Agreement") dated as of November __, 1997 by and among Golden Sky Holdings, Inc. (the "Company") and the parties named therein and for all purposes of the Agreement, the undersigned shall be included within the term ["Investor"] ["Other Stockholder"] and ["Stockholder"] (each as defined in the Agreement). As of the date hereof the undersigned makes each of the representations and warranties set forth in
Section 2.1 of the Agreement. The address and facsimile number to which notices may be sent to the undersigned is as follows:___________________________________ Facsimile No.____________________.



                                                  ------------------------------
                                                  [NAME OF UNDERSIGNED]